UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 3, 2013, SUPERVALU INC. (the “Company”) entered into a Repricing Engagement Letter (the “Engagement Letter”) with Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA relating to the Company’s Term Loan Credit Agreement (the “Term Loan Agreement”), dated March 21, 2013, among the Company, as Borrower, the subsidiaries of the Company named as guarantors therein, the lenders parties thereto, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Joint Lead Bookrunners and Joint Lead Arrangers, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Documentation Agents. The Term Loan Agreement provides for a six-year $1,500 million term loan (the “Term Loan”), which bears interest at the rate of LIBOR plus 5.00 percent and includes a floor on LIBOR set at 1.25 percent.  The Engagement Letter seeks an amendment to the Term Loan Agreement to reduce the interest rate and the floor and for certain other modifications. There is no assurance that the proposed amendment or any other amendment will be approved by the lenders under the Term Loan Agreement.

The Term Loan is guaranteed by the Company’s material subsidiaries (together with the Company, the “Term Loan Parties”). To secure their obligations under the Term Loan, the Company granted a perfected first-priority mortgage lien and security interest for the benefit of the Term Loan lenders in the Term Loan Parties’ equity interest in Moran Foods, LLC, the parent entity of the Company’s Save-A-Lot business and substantially all of the Term Loan Parties’ intellectual property, and agreed to grant first priority liens and security interests on certain of the Term Loan Parties’ owned or ground leased real estate within 90 days after the closing of the Term Loan and certain additional equipment of the Term Loan Parties within 120 days after the closing of the Term Loan, subject to any extensions that may be granted. In addition, the obligations of the Term Loan Parties under the Term Loan are secured by second-priority security interests in the collateral securing the Company’s amended and restated five-year $1,000 asset-based revolving credit facility (the “ABL Facility”).

The Term Loan may be voluntarily prepaid in certain minimum principal amounts, subject to the payment of breakage or similar costs and, in certain circumstances, a prepayment fee. Pursuant to the Term Loan Agreement, the Company must, subject to certain customary reinvestment rights, apply 100 percent of Net Cash Proceeds (as defined in the Term Loan Agreement) from certain types of asset sales (excluding proceeds of the collateral security of the ABL Facility and other secured indebtedness) to prepay the Term Loan. Also, beginning with the Company’s fiscal year ending February 22, 2014, the Company must prepay amounts outstanding under the Term Loan no later than 90 days after the fiscal year end in an aggregate principal amount equal to a percentage (which percentage ranges from 0 to 50 percent depending on the Company’s Total Secured Leverage Ratio (as defined in the Term Loan Agreement) as of the last day of such fiscal year) of Excess Cash Flow (as defined in the Term Loan Agreement) for the fiscal year then ended minus any voluntary prepayments made during such fiscal year with Internally Generated Cash (as defined in the Term Loan Agreement).

The Term Loan Agreement contains customary representations and warranties.  The Term Loan Agreement also contains certain operating covenants, which restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Term Loan Agreement.

The Term Loan Agreement contains customary default provisions.  Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods):  (i) the failure to pay any amounts due under the Term Loan Agreement, (ii) the breach of covenants, (iii)

representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’(as defined in the ABL Facility) assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Term Loan Agreement), (viii) an uninsured loss to a portion of the collateral having a value in excess of $50 million and (ix) the termination or attempted termination of any Facility Guaranty (as defined in the Term Loan Agreement).  In addition, default by a Term Loan Party under any Material Indebtedness (as defined in the Term Loan Credit Agreement), the termination or ineffectiveness of the provisions of the Intercreditor Agreement, the maturity of the ABL Facility prior to its original maturity date and certain payments in respect of the ASC Guarantee (as defined in the Term Loan Agreement) made with Internally General Cash or proceeds of indebtedness or in respect of interest, fees, expenses, indemnities and other amounts (other than principal) in respect of the ASC Guarantee from the proceeds of the Escrow Fund (as defined in the Term Loan Agreement) would each be an event of default under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2013.

Goldman Sachs Bank USA and an affiliate of Credit Suisse Securities (USA) LLC are lenders under the ABL Facility, and Goldman Sachs Bank USA and Credit Suisse Securities (USA) LLC and their affiliates have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions.  An affiliate of Goldman Sachs Bank USA is acting as Dealer Manager in connection with the Company’s offer to purchase for cash up to $300 million aggregate principal amount of its 8.000 percent Senior Notes due 2016 announced by the Company on May 2, 2013.

Item 8.01      Other Events

On May 2, 2013, the Company issued a News Release announcing the commencement of an offer to purchase for cash an aggregate principal amount of up to $300 million of its outstanding 8.000 percent Senior Notes due May 1, 2016.  A copy of this News Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2013

SUPERVALU INC.

By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of SUPERVALU INC., dated May 2, 2013